EX-28.e.5

THIRD AMENDMENT TO

BRIDGEWAY FUNDS, INC.

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

This Third Amendment (the “Amendment”) to the Amended and Restated Distribution Agreement (the “Agreement”) dated as of November 12, 2010, as amended, by and between Bridgeway Funds, Inc. (“Bridgeway”), and Foreside Fund Services, LLC (“Foreside”) is effective as of February 3, 2012 (the “Effective Date”).

WHEREAS, Bridgeway and Foreside desire to amend Schedule I of the Agreement to remove the Bridgeway Large-Cap Value Fund; and

WHEREAS, Section 8.1 of the Agreement requires that all amendments to the Agreement be in writing and executed by both parties;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

II.	Schedule I to the Agreement is hereby amended and restated as provided on Appendix A attached hereto.

III.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the date set forth above.

BRIDGEWAY FUNDS, INC.

By:	/s/ Michael D. Mulcahy
Name:	Michael D. Mulcahy
Title:	President

FORESIDE FUND SERVICES, LLC

By:	/s/ Mark Fairbanks
Name:	Mark Fairbanks
Title:	President

APPENDIX A

SCHEDULE I

Funds and Classes of the Client

Funds	Class(es)
Bridgeway Ultra-Small Company Fund	Class N
Bridgeway Ultra-Small Company Market Fund	Class N
Bridgeway Micro-Cap Limited Fund	Class N
Bridgeway Aggressive Investors 1 Fund	Class N
Bridgeway Aggressive Investors 2 Fund	Class N
Bridgeway Small-Cap Growth Fund	Class N
Bridgeway Small-Cap Value Fund	Class N
Bridgeway Large-Cap Growth Fund	Class N
Bridgeway Blue Chip 35 Index Fund	Class N
Bridgeway Managed Volatility Fund	Class N
Bridgeway Small-Cap Momentum Fund	Class N
Bridgeway Omni Tax-Managed Small-Cap Value Fund (formerly known as Bridgeway Omni Small-Cap Value Fund)	Class N
Bridgeway Omni Small-Cap Value Fund	Class N

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